Exhibit 99.1

Allison Transmission Announces First Quarter 2017 Results

•	Net Sales $499 million, Net Income $83 million, Adjusted EBITDA $192 million, Net Cash Provided by Operating Activities $111 million, Adjusted Free Cash Flow $103 million

INDIANAPOLIS, April 26, 2017 – Allison Transmission Holdings Inc. (NYSE: ALSN), the largest global provider of commercial duty fully-automatic transmissions, today reported net sales for the first quarter of $499 million, an 8 percent increase from the same period in 2016. The increase in net sales was principally driven by higher demand in the Service Parts, Support Equipment & Other end market.

Net Income for the quarter was $83 million compared to $48 million for the same period in 2016. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $192 million, or 38.5 percent of net sales, compared to $162 million, or 35.1 percent of net sales, for the same period in 2016. Net Cash Provided by Operating Activities for the quarter was $111 million compared to $118 million for the same period in 2016. Adjusted Free Cash Flow, a non-GAAP financial measure, for the quarter was $103 million compared to $113 million for the same period in 2016.

Lawrence E. Dewey, Chairman and Chief Executive Officer of Allison Transmission commented, “Allison’s first quarter 2017 results exceeded the full year guidance ranges we provided to the market on February 6 principally driven by stronger than anticipated demand for North America service parts. Allison demonstrated solid operating margins and free cash flow while executing its well-defined approach to capital structure and allocation. During the first quarter, we settled $415 million of share repurchases and paid a dividend of $0.15 per share. Given first quarter 2017 results and current end markets conditions we are updating our full year net sales guidance to an increase in the range of 7.5 to 10.5 percent.”

First Quarter Net Sales by End Market

End Market	Q1 2017 Net Sales ($M)	Q1 2016 Net Sales ($M)	% Variance
North America On-Highway	255	257	(1%)
North America Hybrid-Propulsion Systems for Transit Bus	20	17	18%
North America Off-Highway	1	5	(80%)
Defense	27	25	8%
Outside North America On-Highway	72	70	3%
Outside North America Off-Highway	6	3	100%
Service Parts, Support Equipment & Other	118	85	39%
Total Net Sales	499	462	8%

First Quarter Highlights

North America On-Highway end market net sales were down 1 percent from the same period in 2016 principally driven by lower demand for Highway Series and Rugged Duty Series models partially offset by higher demand in Pupil Transport/Shuttle and Transit/Other Bus models and up 18 percent on a sequential basis principally driven by higher demand for Rugged Duty Series, Pupil Transport/Shuttle Series and Transit/Other Bus models.

North America Hybrid-Propulsion Systems for Transit Bus end market net sales were up 18 percent from the same period in 2016 principally driven by the timing of certain transit property orders and flat on a sequential basis.

North America Off-Highway end market net sales were down $4 million from the same period in 2016 and up $1 million on a sequential basis principally driven by the previously contemplated trailing impact of low energy prices.

Defense end market net sales were up 8 percent from the same period in 2016 and down 27 percent sequentially, in both cases principally driven by the intra-year movement in the timing of orders.

Outside North America On-Highway end market net sales were up 3 percent from the same period in 2016 principally driven by higher demand in India partially offset by lower demand in China and down 13 percent on a sequential basis principally driven by lower demand in Europe and China.

Outside North America Off-Highway end market net sales were up $3 million from the same period in 2016 principally driven by higher demand in the mining and energy sectors and up $2 million sequentially principally driven by higher demand in the mining sector.

Service Parts, Support Equipment & Other end market net sales were up 39 percent from the same period in 2016 and up 9 percent on a sequential basis principally driven by higher demand for North America service parts.

Gross profit for the quarter was $251 million, an increase of 17 percent from $215 million for the same period in 2016. Gross margin for the quarter was 50.3 percent, an increase of 380 basis points from a gross margin of 46.5 percent for the same period in 2016. The increase in gross profit from the same period in 2016 was principally driven by increased net sales, price increases on certain products and favorable manufacturing expense partially offset by higher incentive compensation expense.

Selling, general and administrative expenses for the quarter were $79 million, a decrease of $4 million from $83 million for the same period in 2016. The decrease was principally driven by favorable product warranty adjustments and 2016 stockholder activism expense partially offset by higher incentive compensation expense.

Engineering – research and development expenses for the quarter were $23 million, an increase of $2 million from $21 million for the same period in 2016. The increase was principally driven by higher incentive compensation expense.

Net income for the quarter was $83 million compared to $48 million for the same period in 2016. The increase was principally driven by increased gross profit, decreased interest expense and decreased selling, general and administrative expense partially offset by increased income tax expense.

First Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $192 million, or 38.5 percent of net sales, compared to $162 million, or 35.1 percent of net sales, for the same period in 2016. The increase was principally driven by increased net sales, price increases on certain products, favorable product warranty adjustments and favorable manufacturing expense partially offset by higher incentive compensation expense.

Adjusted Free Cash Flow for the quarter was $103 million compared to $113 million for the same period in 2016, a decrease of $10 million. The decrease was principally driven by increased accounts receivable commensurate with increased net sales and increased incentive compensation payments partially offset by increased gross profit and decreased cash interest expense.

Full Year 2017 Guidance Update

Our updated full year 2017 guidance includes a year-over-year net sales increase in the range of 7.5 to 10.5 percent, an Adjusted EBITDA margin in the range of 34 to 36 percent, an Adjusted Free Cash Flow in the range of $415 to $455 million, capital expenditures in the range of $70 to $80 million, which includes maintenance spending of approximately $65 million, and cash income taxes in the range of $65 to $75 million.

Allison’s full year 2017 net sales guidance reflects stronger demand for North America Off-Highway service parts and North America On-Highway products. Our full year 2017 net sales outlook also assumes price increases on certain products and a modest recovery in the Global Off-Highway end markets.

Although we are not providing specific second quarter 2017 guidance, Allison does expect second quarter net sales to be up sequentially principally driven by increased demand in the Global On-Highway end markets.

Conference Call and Webcast

The company will host a conference call at 8:00 a.m. ET on Thursday, April 27 to discuss its first quarter 2017 results. Dial-in number is 1-201-689-8470 and the U.S. toll-free dial-in number is 1-877-407-9039. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 11:00 a.m. ET on April 27 until 11:59 p.m. ET on May 4. The replay dial-in number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13659385.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,600 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,” “project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; uncertainty in the global regulatory and business environments in which we operate; our participation in markets that are competitive; the highly cyclical industries in which certain of our end users operate; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the concentration of our net sales in our top five customers and the loss of any one of these; future reductions or changes in government subsidies for hybrid vehicles and other external factors impacting demand; U.S. defense spending; general economic and industry conditions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs; risks associated with our international operations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers; our intention to pay dividends and repurchase shares of our common stock and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

This press release also contains forward-looking estimates of non-GAAP Adjusted EBITDA Margin and Adjusted Free Cash Flow for fiscal year 2017. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP Adjusted EBITDA Margin to a forward-looking estimate of GAAP Net Income because certain information needed to make a reasonable forward-looking estimate of GAAP Net Income is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, investments, intangibles or goodwill) and unanticipated non-recurring items not reflective of ongoing operations. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP Adjusted Free Cash Flow to a forward-looking estimate of GAAP Net Cash Provided by Operating Activities because certain information needed to make a reasonable forward-looking estimate of GAAP Net Cash Provided by Operating Activities is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated non-recurring items.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

Contacts

Investor Relations

ir@allisontransmission.com

(317) 242-3078

Media Relations

media@allisontransmission.com

(317) 242-5000

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended March 31,
	2017	2016
Net sales	$499	$462
Cost of sales	248	247

Gross profit	251	215
Selling, general and administrative	79	83
Engineering - research and development	23	21
Operating income	149	111

Interest expense, net	(25)	(34)
Other income, net	3	—

Income before income taxes	127	77
Income tax expense	(44)	(29)

Net income	$83	$48

Basic earnings per share attributable to common stockholders	$0.53	$0.28

Diluted earnings per share attributable to common stockholders	$0.52	$0.28

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	March 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$120	$205
Accounts receivable	250	197
Inventories	144	126
Other current assets	23	20

Total Current Assets	537	548
Property, plant and equipment, net	457	464
Intangible assets, net	3,161	3,183
Other non-current assets	24	24

TOTAL ASSETS	$4,179	$4,219

LIABILITIES
Current Liabilities
Accounts payable	$158	$128
Current portion of long term debt	12	12
Other current liabilities	208	202

Total Current Liabilities	378	342
Long term debt	2,390	2,147
Other non-current liabilities	674	649

TOTAL LIABILITIES	3,442	3,138
TOTAL STOCKHOLDERS’ EQUITY	737	1,081

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,179	$4,219

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended March 31,
	2017	2016
Net cash provided by operating activities	$111	$118
Net cash used for investing activities (a)	(8)	(6)
Net cash used for financing activities	(189)	(65)
Effect of exchange rate changes on cash	1	—

Net (decrease) increase in cash and cash equivalents	(85)	47
Cash and cash equivalents at beginning of period	205	252

Cash and cash equivalents at end of period	$120	$299

Supplemental disclosures:
Interest paid	$14	$22
Income taxes paid	$3	$3
(a) Additions of long-lived assets	$(8)	$(6)

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended
	March 31,
	2017	2016
Net income (GAAP) plus:	$83	$48
Income tax expense	44	29
Interest expense, net	25	34
Amortization of intangible assets	22	23
Depreciation of property, plant and equipment	19	21
Stock-based compensation expense (a)	2	2
Unrealized (gain) loss on foreign exchange (b)	(2)	1
Unrealized gain on commodity hedge contracts (c)	(1)	(1)
Stockholder activism expenses (d)	—	4
Dual power inverter module units extended coverage (e)	—	1

Adjusted EBITDA (Non-GAAP)	$192	$162

Net sales (GAAP)	$499	$462
Adjusted EBITDA margin (Non-GAAP)	38.5%	35.1%
Net Cash Provided by Operating Activities (GAAP)	$111	$118
(Deductions) or Additions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(8)	(6)
Stockholder activism expenses (d)	—	1

Adjusted Free Cash Flow (Non-GAAP)	$103	$113

(a)	Represents employee stock compensation expense (recorded in Cost of sales, Selling, general and administrative expenses, and Engineering – research and development).
(b)	Represents (gains) losses (recorded in Other income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(c)	Represents unrealized gains (recorded in Other income, net) on the mark-to-market of our commodity hedge contracts.
(d)	Represents expenses (recorded in Selling, general and administrative) of $4 million and payments of $1 million directly associated with stockholder activism activity including the notice, and subsequent withdrawal, of director nomination and governance proposals by Ashe Capital Management, LP in the first quarter of 2016.
(e)	Represents an adjustment (recorded in Selling, general and administrative expenses) associated with the Dual Power Inverter Module (“DPIM”) extended coverage program liability. The DPIM liability will continue to be reviewed for any changes in estimates as additional claims data and field information become available.